As filed with the Securities and Exchange Commission on  September 18, 2009
                                   Registration No. 333-____________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

PANSOFT COMPANY LIMITED
(Exact name of registrant as specified in its charter)
British Virgin Islands                                                                                                          Not Applicable
(State or other jurisdiction                                                                                              (IRS Employer Identification No.)
of incorporation or organization)
3/f Qilu Software Park Building
Jinan Hi-tech Zone
Jinan, Shandong,
People’s Republic of China 250101
 (Address of principal executive offices) (Zip Code)

Pansoft Company Limited 2008 Stock Incentive Plan

 (Full title of the Plans)

CT Corporation System
4701 Cox Road
Suite 301
Glen Allen, Virginia 23060
 (Name and address of agent for service)
(804) 217-7255
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Pansoft Company Limited 2008 Stock Incentive Plan Common Stock US ($0.0059 Par Value)	604,248 shares	$4.715	$2,849,029	$158.98

(1)
This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Registrant’s 2008 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Stock.

(2)
Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Registrant’s Common Stock on September 14, 2009 as reported by the NASDAQ Capital Market.

PART II

Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

Pansoft Company Limited (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)
The Registrant’s Annual Report on Form 10–K for the fiscal year ended December 31, 2008, filed with the Commission on March 27, 2009, as amended on Form 10-K/A, filed with the Commission on April 28, 2009, pursuant to Section 13 of the Securities Exchange Act, as amended (the “1934 Act”);

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 2009 and June 30, 2009, filed with the Commission on May 15, 2009 and August 14, 2009, respectively;

(c)	All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(d)
The Registrant’s Registration Statement No. 001-34168 on Form 8-A filed with the Commission on September 3, 2008 pursuant to Section 12(b) of the 1934 Act, in which there is described the terms, rights, and provisions applicable to the Registrant’s outstanding Common Stock.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicate that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

Not Applicable.

Item 5.  Interests of Named Experts and Counsel

Not Applicable.

Item 6.  Indemnification of Directors and Officers

British Virgin Islands law and Article 14 of our amended and restated articles of association provide that we may indemnify our directors, officers, or liquidator acting in relation to any of our affairs against actions, proceeding, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duty in their capacities as such. Under our amended and restated articles of association, indemnification only applies if such director, officer, or liquidator acted honestly and in good faith with a view to the best interests of our company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful .

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed

Not Applicable.

Item 8.  Exhibits

Exhibit Number	Exhibit

4
Instruments Defining the Rights of Security Holders.  Reference is made to Registrant’s Registration Statement No. 333-150922 on Form S-1, as amended, which is incorporated herein by reference pursuant to Item 3(d) to this Registration Statement.

5	Opinion and Consent of Harney Westwood & Riegels.
23.1	Consent of MSCM LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Harney Westwood & Riegels is contained in Exhibit 5.
24	Power of Attorney. Reference is made to page II-3 of this Registration Statement.
99.1*	Pansoft Company Limited 2008 Stock Incentive Plan

*  Exhibit 99.1 is incorporated by reference to Appendix A of Exhibit 20.1 to the Company’s Current Report on Form 8-K filed with the Commission on July 6, 2009.

Item 9.  Undertakings

A.           The undersigned Registrant hereby undertakes:  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant’s 2008 Stock Incentive Plan.

B.           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.           Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jinan, in the People’s Republic of China on this 18th day of September 2009.

PANSOFT COMPANY LIMITED

By:	/s/ Hugh Wang
Name: Hugh Wang
Title: Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That each person whose signature appears below constitutes and appoints Hugh Wang, Chairman, and Allen Zhang, Interim Chief Financial Officer, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Hugh Wang	Chairman and Director (Principal Executive Officer)	September 18, 2009
Hugh Wang

/s/ Guoqiang Lin	Chief Executive Officer and Director	September 18, 2009
Guoqiang Lin

/s/ Allen Zhang	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	September 18, 2009
Allen Zhang

/s/ Samuel Shen	Director	September 18, 2009
Samuel Shen

/s/ Paul Gillis	Director	September 18, 2009
Paul Gillis

/s/ Tony Luh	Director	September 18, 2009
Tony Luh

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.   20549

EXHIBITS

TO

FORM S-8

UNDER

SECURITIES ACT OF 1933

PANSOFT COMPANY LIMITED

EXHIBIT INDEX

Exhibit Number	Exhibit

4
Instruments Defining the Rights of Security Holders.  Reference is made to Registrant’s Registration Statement No. 333-150922 on Form S-1, as amended, which is incorporated herein by reference pursuant to Item 3(d) to this Registration Statement.

5	Opinion and Consent of Harney Westwood & Riegels.
23.1	Consent of MSCM LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Harney Westwood & Riegels is contained in Exhibit 5.
24	Power of Attorney. Reference is made to page II-3 of this Registration Statement.
99.1*	Pansoft Company Limited 2008 Stock Incentive Plan

*  Exhibit 99.1 is incorporated by reference to Appendix A of Exhibit 20.1 to the Company’s Current Report on Form 8-K filed with the Commission on July 6, 2009.